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UIT-PPO-RJS-June 17, 1999

                                                                   Exhibit 10.32


                               SOFTWARE LICENSE

                                      AND

                            DISTRIBUTION AGREEMENT

                                    between

                      UNITED INTERNET TECHNOLOGIES, INC.

                                      and

                                  AT&T CORP.

                           dated as of June 15, 1999
                                    -------








                            AT&T/UIT - Confidential

                               TABLE OF CONTENTS

1       BACKGROUND
2       DEFINITIONS
3       GRANT OF LICENSES AND RIGHTS
4       MARKETING, DISTRIBUTION AND CUSTOMER CARE
5       PRODUCT DELIVERABLES AND UPDATES
6       PAYMENTS
7       TRADEMARKS, SERVICE MARKS AND TRADE NAMES
8       PROPRIETARY RIGHTS
9       CONFIDENTIAL INFORMATION AND DISCLOSURE
10      REPRESENTATIONS AND WARRANTIES
11      INDEMNIFICATION
12      LIMITATION OF LIABILITY
13      TERM AND TERMINATION
14      GENERAL PROVISIONS

        Attachment A - UIT Products
        Attachment B - Prominent Placement Technical Requirements

                            AT&T/UIT - Confidential

                  SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

In this Software License and Distribution Agreement ("Agreement") United Internet Technologies, Inc. ("UIT"), with offices at 1990 Westwood Blvd., Penthouse Floor, Los Angeles, California 90026, and AT&T Corp, on behalf of itself and its Affiliates ("AT&T"), with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, agree as follows:

1.  BACKGROUND

AT&T provides an internet service called AT&T WorldNet/R/ Service which is accessed using AT&T-provided client software.

UIT develops, manufactures and markets enhanced Internet content and Internet video technologies. On the terms of this Agreement, UIT will distribute AT&T WorldNet Service Software in conjunction with certain of its own products.

2.  DEFINITIONS

As used in this Agreement

"Affiliate" means a corporation or other entity that controls, is controlled by
 ---------
or is under common control with another corporation or entity, where "control" means the direct or indirect ownership or control of more that 50% of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body.

"AT&T Mark" means a trademark, service mark, logo, trade name, or other insignia
 ---------
or symbol owned by AT&T and used in connection with the Service, including but not limited to the AT&T WORLDNET mark.

"AT&T WorldNet Software" means the executable version (but not the source code
 ----------------------
version) of the client software used for access to the Service)

"Content" means AT&T approved marketing language about AT&T WorldNet Services,
 -------
AT&T WorldNet Software or any other related offering provided by AT&T.

"Delivered Member" means a person or entity who (i) has registered, and has
 ----------------
been billed, for the Service using a Bundled UIT Product (a "UIT Member"); (ii)
                                                          -------------
has provided a unique identifying affinity code to identify the person or entity as a UIT Member in the course of registering for the Service; and (iii) has paid at least $19.95 of Member Revenue to AT&T using the Service during the first three months after registering for the Service.

"Derivative Work" means a revision, modification, translation, abridgment,
 ---------------
condensation or expansion of the AT&T WorldNet Software or any form in which the AT&T WorldNet Software or any form in which the AT&T WorldNet Software may be recast, transferred, transformed, or adapted, which, if prepared without the consent of AT&T would be a copyright infringement.

"Developer Marks" means a trademark, service mark, logo, trade name, or other
 ---------------
insignia or symbol owned by an entity and used in connection with a UIT Product for which such entity has developed, in whole or in part, a substantial portion of such UIT Product.

"Distributor" means any third party that acquires possession of a UIT Product
 -----------
from UIT and distributes such UIT Product on tangible media, along with an End User License Agreement.

"Documentation" means those software user manuals, reference manuals and
 -------------
installation guides, or portions thereof, and any other marketing collateral material made generally available in connection with Bundled UIT Products of the Service, as the same may be updated from time to time. "AT&T Documentation"
                                                         ------------------
refers only to Documentation made available in connection with the AT&T WorldNet Software of the Service, and "UIT Documentation" refers only to Documentation
                              -----------------
made available in connection with the Bundled UIT Products.

"Effective Date" means the date last set forth on the signature page of this
 --------------
Agreement.

"End User" means any third party licensed by UIT or a Distributor to use the
 --------
AT&T WorldNet Software.

"Information" means information of any type, including descriptions of all
 -----------
inventions, creations, ideas, know-now, specifications, designs, software, simulations, test results, reports, drawings, manufacturing processes, algorithms, improvements, and other developments, whether or not fixed in a tangible, reproducible medium, and whether or not protected or protectible by patents, copyrights, mask work rights, trade secret rights, or other intellectual property rights.

"Member Revenue" means any revenue derived from the Service that is received by
 --------------
AT&T or an Affiliate, as the case may be, from a Delivered Member, less rebates and refunds, and less any federal, state or local taxes based on such fees (except taxes based on AT&Ts net income). In no event shall Member Revenue be deemed to include unbundled charges for transport, tariffed services not bundled with the Service, or value added internet-related services (e.g. hosting security, directory, content services, products, etc.).

"On-line Service Provider" means any entity that markets, offers or provides
 ------------------------
on-line computer services or any other form of interactive services (whether or not such services include or offer access to the Internet), Internet access services or communications services (including local exchange, interexchange or international communications services), other than AT&T.

"Prominent Placement" means that the AT&T WorldNet Software is (1) the exclusive
 -------------------
Internet Service Provider or On-Line Service Provider on the integrated UIT Bundled Products and (2) integrated with the UIT Bundled Product in the prescribed manner described in Attachment B.

"Quarterly Report" means a list containing all UIT Product titles and the total
 ----------------
volume of UIT Products distributed in any given calendar quarter integrated with AT&T WorldNet Software, provided and signed by a duly authorized UIT representative.

"Scheduled Update" means an Update to the UIT Bundled CD-ROM which UIT shall use
 ----------------
reasonable efforts to cause to occur at least once every twelve (12) months.

"Service" means the standard AT&T WorldNet Services provided by AT&T that has
 -------
dial-up Internet access.

"Term" means the period of time from the Effective Date through the termination
 ----
of this Agreement as provided in Section 13.

"Territory" means (1) the continental United States, Alaska, Hawaii, the U.S.
 ---------
Virgin Islands and Puerto Rico, and (2) any other territory agreed to by the parties in writing pursuant to such additional terms as may also be agreed upon in writing with reference to this Agreement.

"Third Party Mark" means a trademark, service mark, logo, trade name, or other
 ----------------
insignia or symbol owned by an individual or entity other than UIT, AT&T or their respective Affiliates.

"UIT Mark" means a trademark, service mark, logo, trade name, or other insignia
 --------
or symbol owned by UIT and used in connection with UIT Products, including but not limited to UIT and the UIT logo.

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"UIT Products" means collectively Bundled UIT Products and Unbundled UIT
 ------------
Products.  "Bundled UIT Product" means a product listed in Attachment A together
            -------------------
with its Documentation bundled with AT&T WorldNet Software. "Unbundled UIT
                                                             -------------
Product" means a product listed in Attachment A that is not bundled with AT&T WorldNet Software.


"Updates" means updates, revisions or other modifications or enhancements to the
 -------
AT&T Worldnet Software or UIT Products.


"Virus" means a time bomb, worm, virus, lock, drop-dead device, trojan horses
 -----
or other similar component of software or electronically stored or transmitted information that, contrary to the expectation of a user of that software or information, is intended in any manner to (i) damage, destroy, alter, or adversely affect the operation of software, firmware, or hardware, (ii) reveal, damage, destroy, or alter any data or other information or (iii) permit unauthorized access.

3.  GRANT OF LICENSES AND RIGHTS

3.1  Software License, Beginning on the Effective Date, AT&T grants to UIT a
     ----------------
nonexclusive, nontransferable license to reproduce and Distribute the AT&T WorldNet Software to Distributors and End Users throughout the Territory subject to the following:

     3.1.1 UIT may reproduce and distribute the AT&T WorldNet Software only as a component of a Bundled UIT Product for use in conjunction with the Service within the United States.

     3.1.2 UIT and its Distributors may not transmit the AT&T WorldNet Software to any third party electronically.

     3.1.3 UIT and its Distributors are expressly prohibited from (i) modifying the AT&T WorldNet Software in any way except as provided in Section 4.8; and from (ii) marketing or distributing of the AT&T WorldNet Software or Updates thereto other than as a component of a Bundled UIT Product.

     3.1.4 UIT, itself or through any Distributor, shall have the right to grant to End Users the right to use the AT&T Worldnet Software as a component of a Bundled UIT Product for use in conjunction with the Service within the United States.

     3.1.5 This license grant is conditional upon marketing and bundling the AT&T WorldNet Software as required herein and all other terms and conditions of this Agreement.

3.2  Exclusivity.  AT&T WorldNet Software shall be the exclusive Internet
     -----------
Service Provider or On-Line Service provider on the Bundled UIT Products listed on Attachment A. AT&T reserves the right to grant the rights granted herein to others.

3.3  Source Code Restrictions.  UIT agrees (i) not to decompile, disassemble, or
     ------------------------
otherwise determine or attempt to determine source code for the executable code of the AT&T WorldNet Software or any other software included in the Service or to create any Derivative Works based upon the AT&T WorldNet Software, the Service or AT&T Documentation (except as may be expressly authorized in this Agreement), (ii) that it will prohibit UIT Distributors from any of the foregoing actions and (iii) not to authorize anyone else to do so. UIT agrees that no software included in the Bundled UIT Product shall rely upon, cooperate with, or share in any way any component of, or the entirety of, the AT&T WorldNet Software or the Service without the prior written consent of AT&T or except as provided in Section 4.8

3.4  Bundled Products.  Commencing on the Effective Date and throughout the
     ----------------
remainder of the Term of this Agreement, UIT shall not market, distribute, or offer for sale within the Territory any UIT Product listed on Attachment A including any successor products or versions thereof, without bundling the AT&T

WorldNet Software. UIT shall send a Quarterly Report to the AT&T Relationship Manager within 30 days following the end of each calendar quarter. During the Term, UIT shall distribute a minimum of one million (1,000,000) Bundled UIT Products. In accordance with the Terms of this Agreement. Nothwithstanding the foregoing, nothing herein shall be construed to require UIT to destroy any inventory which is not in compliance with the obligations set forth herein and which is in existence before the Effective Date.

4.  MARKETING, DISTRIBUTION, AND CUSTOMER CARE

4.1    Service Collateral.  UIT shall insert AT&T Documentation or include an
       ------------------
on-line read me file which will be activated prior to the AT&T WorldNet Software being installed, as AT&T shall specify from time to time, with all Bundled UIT Products sold or offered for sale.

4.2    Reproduction of Inserts.  For each different Bundled UIT Product
       -----------------------

       4.2.1 AT&T shall provide UIT with Content. UIT shall use the Content to prepare inserts or an on-line read me file in the Bundled UIT Products, at UIT's expense, for inclusion with the Bundled UIT Product. The on-line read me file will be activated prior to the AT&T WorldNet Software being installed. UIT shall supply AT&T with a master copy of such inserts or on-line read me file.

       4.2.2 AT&T may request UIT to revise the inserts or on-line read me file at any time provided AT&T gives UIT 30 days notice prior to such revision appearing in the next Scheduled Update of the Bundled UIT Product.

       4.2.3 If UIT wishes to modify the inserts or an on-line read me file in any way, such a modification must be reviewed and approved in writing by AT&T before an initial run of actual copies of such modified Inserts or an on-line read me file. If AT&T has not approved such modified insert or an on-line read me file and UIT prepares such inserts or an on-line read me file, UIT shall be liable to AT&T for any damages, claims, etc., which may result from such modified inserts or an on-line read me file.

4.3    Required Product Packaging.  UIT shall be required to identify the AT&T
       --------------------------
WorldNet Software and the Service on its product packaging as follows:

       4.3.1 the AT&T WorldNet mark, solely as depicted in an AT&T approved representation to be provided by AT&T, must appear on the outside of the Bundled UIT Product package, such depiction may be via a sticker;

       4.3.2 the AT&T WorldNet mark, solely as depicted in an AT&T approved representation to be provided by AT&T, must appear in the operating system program group or desk top;

       4.3.3 the AT&T WorldNet mark must not appear any less prominently than any other Third Party Mark (excepting Developer Marks) used on the Bundled UIT Product or its packaging; and

       4.3.4 the Bundled UIT Product package and documentation must state that the AT&T WorldNet Service is only available in the United States as of the Effective Date.

4.4    Customer Care.    AT&T will provide all technical support and customer
       -------------
care functions for End Users of the Service and the AT&T WorldNet Software and UIT will provide all technical support and customer care for users of Bundled UIT Products.

4.5    Public Announcements and Promotional Materials.  AT&T and UIT shall
       ----------------------------------------------
cooperate so that each party may issue press releases concerning this Agreement, provided that each party must approve any

                             AT&T/UIT-Confidential
press release prior to its release. The parties shall cooperate in their development of marketing and sales materials used to promote the distribution of Bundled UIT Products.

4.6     Terms Relating to Distribution. UIT agrees to comply with and shall
        ------------------------------
require its Distributors to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Service to a governmental agency, and ensure the inclusion of the appropriate "Restricted Right" or "Limited Rights" notices required by the U.S. Government agencies. UIT acknowledges that this Agreement grants distribution rights only within the Territory. UIT acknowledges that the Service is only provided within the United States.

4.7     No Modification of End User Agreements. UIT and its Distributors shall
        --------------------------------------
not remove, alter or otherwise interfere with the distribution and delivery of any End User license agreements packaged, distributed, or otherwise associated with the AT&T WorldNet Software and/or Service.

4.8     Icon Development. AT&T permits UIT to develop a UIT Icon to appear in
        ----------------
UIT's desktop application software which will take an End User directly to UIT's home page using the Service. Such Icon shall be labeled "UIT Home Page" and shall solely be promoted and used by UIT to enable End Users to gain "one-button" access to UIT's home page. In no event shall UIT be permitted to market, promote or label such Icon as a means for obtaining Internet access generally or in association with the AT&T brand or the AT&T globe. Nothing herein shall be deemed to authorize UIT to make any Derivative Works of the AT&T WorldNet Software or the Service.

5. PRODUCT DELIVERABLES AND UPDATES

5.1     Delivery of Software and Updates. Promptly after the Effective Date,
        --------------------------------
AT&T shall provide UIT with access to the AT&T proprietary alliance marketing site to enable UIT to download the AT&T WorldNet software and any Updates to the AT&T WorldNet Software.

5.2     Integration Development. Commencing on the Effective Date of this
        -----------------------
Agreement and throughout its Term, UIT agrees to develop, test and integrate the AT&T WorldNet Software as a component of each different Bundled UIT Product to enable users of Bundled UIT Products to access and register for the Service using the AT&T WorldNet Software.

5.3     Requirement for Testing (AT&T WorldNet Software).  Within 60 days of
        -----------------------------------------------
execution of this Agreement UIT shall cause each Bundled UIT Product listed in Attachment A to be bundled with AT&T WorldNet Software and comply in all respects with the AT&T WorldNet Service Integration Check-List.

5.4     Requirement for Testing (UIT Updates). On the date on which UIT makes
        -------------------------------------
any Update to a Bundled UIT Product generally available to customers, UIT shall cause each Bundled UIT Product generally available to customers. UIT shall cause each Bundled UIT Product to which the Update pertains to comply in all respects with the AT&T WorldNet Service Integration Check-List.

5.5    AT&T Testing. AT&T will test the Bundled UIT Products for compliance with
       ------------
the AT&T WorldNet Service Integration Check-List. UIT shall send Bundled UIT Product to be tested to: Brian Curtin c/o On Demand Solutions, 30A Upton Drive, Wilmington, Massachusetts, 01887, Voice 978-658-7709 x326 Fax: 978-658-7721,
e-mail: Brian@o-ds.com. UIT Shall send all associated marketing, Insert, packaging, etc. to: Sharon Love c/o, AT&T WorldNet Service, 295 N. Maple Avenue-Rm. 224F3F, Basking Ridge, NJ 07920, Voice: 908-221-6811, FAX: 908-630-1100, E-
mail: smlove@att.net. Within five (5) business days of receipt of the Bundled UIT Product, appropriate documentation and completed AT&T WorldNet Service Integration Check-List, AT&T will provide the test results. If a Bundled UIT Product fails to satisfy the applicable certification and testing requirements, AT&T will specify the reason for the failure. UIT shall use all commercially reasonable efforts to cause any Bundled UIT Product which fails AT&T random testing to comply with the AT&T WorldNet Service Integration Check-List, and UIT shall promptly re-submit such failed Bundled UIT Product for re-testing. Compatibility certification shall be valid only for the specific version of a Bundled UIT Product and the specific version of the AT&T WorldNet Software for which such Bundled UIT Product was tested.

5.6  AT&T WorldNet Software Updates.  AT&T shall provide UIT with notification
     ------------------------------
that Updates to the AT&T WorldNet software are available on the AT&T proprietary marketing site. All Updates to the AT&T WorldNet Software shall be incorporated into the next Scheduled Update to the Bundled UIT Product(s). Subject to UIT's right to exhaust all of its existing inventory pursuant to Section 5.8, (i) UIT's rights under Section 3.1 for each of the Bundled UIT Products shall be void; and (ii) UIT must remove any AT&T Mark from all product packaging, labeling, advertising and marketing materials for each of the Bundled UIT Products, unless and until the Bundled UIT Product(s) incorporating any and all Updates have successfully completed the AT&T WorldNet Service Integration Check-List.

5.7  UIT Product Updates.  Upon the release of general availability of an Update
     -------------------
to a Bundled UIT Product, UIT must incorporate the most updated version of the AT&T WorldNet Software into any Bundled UIT Product to which such Update pertains.

5.8  Exhaustion of Inventory.  Upon notification by AT&T of any Update to the
     -----------------------
AT&T WorldNet Software to UIT, UIT shall no longer be permitted to reproduce or distribute pursuant to Section 3.1 versions of any Bundled UIT Product not bundled with the most current Update ("Outdated Product") which is not incorporated into the next Scheduled Update of a Bundled UIT Product, except that UIT shall be permitted to exhaust existing inventory of Outdated Product for a period of 180 days following the general release of the next Scheduled Update of a Bundled UIT Product. The parties will discuss how to handle any inventory that may exist after such period.

5.9  Internal Use.  UIT grants to AT&T a royalty-free, nonexclusive license
     ------------
during the Term of this Agreement to use internally, solely for purposes of marketing, promotion, demonstration, testing and technical support, at least 20 samples of each different Bundled UIT Product, or such number of copies as the parties shall mutually agree upon. All such copies of Bundled UIT Products shall contain all appropriate and customary proprietary rights notices provided by UIT with such Bundled UIT Products. The license granted under this Section
5.9 expressly excludes the right to distribute Bundled UIT Products. Nothing in this Agreement shall be construed as giving AT&T any right to manufacture or otherwise make or distribute copies of Bundled UIT Products.

5.10 Updates/Service Changes.  Nothing in this Agreement shall limit AT&T's
     -----------------------
right to change the functionality or pricing of the Service or AT&T's and its suppliers' rights to change the functionality of the AT&T WorldNet Software at any time. AT&T's or its suppliers' exercise of such rights shall not be grounds for termination of this Agreement by UIT, provided that the exercise of such rights does not adversely impact the compatibility of the AT&T WorldNet Software and the Bundled UIT Products.

6.  PAYMENTS

6.1  Accrual of Payments for Prominent Placement.  On the date an individual
     -------------------------------------------
becomes a Delivered Member through Prominent Placement in accordance with
Section 3.4 on Bundled UIT Products and for a period of 90 days after termination of this agreement, provided termination is not a result of a material breach by UIT, a credit of $20.00 shall accrue to UIT. Within forty-five (45) days following the end of each calendar quarter, AT&T shall provide to UIT a quarterly report specifying the amounts of credits accrued for new Prominent Placement Delivered Members during that quarter.

6.2  Payments.  Accrued payments under Section 6.1 shall be paid to UIT within
     --------
forty-five (45) days following the end of each calendar quarter. All payments shall be sent to the address set forth in the introductory paragraph to this Agreement, Attention: Brian Shuster.

6.3  Taxes.  Each party agrees to pay for any taxes, charges or fees arising out
     -----
of its obligations or acts hereunder.

6.4     Audit. UIT shall have the right to have its representative examine
        -----
AT&T's records concerning Delivered Members and payments accrued to UIT during normal business hours and upon not less than ten (10) days prior written notice. Promp adjustment shall be made to compensate for any errors or omissions disclosed by such examination.

7. TRADEMARKS AND TRADE NAMES

7.1     License to AT&T Marks. Commencing on the Effective Date and subject to
        ---------------------
the terms and conditions of Agreement, UIT is hereby granted for the remainder of the Term of this Agreement a nontransferable, nonexclusive, royalty-free restricted license extending to the Territory to market each version of each of the Bundled UIT Products as including the AT&T WorldNet Software and otherwise solely use on the Bundled UIT Products and in advertising and marketing materials thereof any AT&T Marks provided by AT&T to UIT expressly for use with Bundled UIT Products which are distributed by UIT or its Distributors in connection with this Agreement, provided that AT&T shall have given UIT written confirmation that UIT has, in form, met the requirements set forth in the AT&T Trademark/Service mark guidelines with respect to such version of the Bundled UIT Product, and provided further that such grant shall be conditioned on and subject to UIT's compliance with the requirements of Section 5 at all times. All such usage of AT&T Marks shall inure solely to the benefit of AT&T and shall not create any rights, title or interest for UIT in and to the AT&T Marks. All such usage of the AT&T Marks shall contain a notice in the following form, AT&T WorldNet(R) Service is a registered trademark of AT&T. UIT may use Third Party Marks on the Bundled UIT Products and in advertising and marketing materials thereof in connection with the permitted marketing and distribution of UIT Products under this Agreement, provided that the AT&T Marks are used at least as prominently as the Third Party Marks of any service provider or product manufacturer other than UIT, excepting Developer Marks, whose goods or services are bundled with or packaged with UIT. Upon AT&T's request from time to time UIT agrees to provide AT&T with copies of UIT Products bearing AT&T Marks so that AT&T can verify their adequate quality. UIT shall suspend use of AT&T Marks if such quality is reasonably deemed inferior by AT&T until UIT has taken such steps as AT&T may reasonably require to solve the quality deficiencies, but any such suspension of AT&T Marks usage will not result in suspension of the license to use, reproduce and distribute the AT&T WorldNet Software granted to UIT hereunder provided that UIT is diligently taking the required steps to solve the quality deficiencies.

7.2     License to UIT Marks. Commencing on the Effective Date and subject to
        --------------------
the terms and conditions of this Agreement, UIT hereby grants to AT&T for the Term of this Agreement a nontransferable, nonexclusive, royalty-free, restricted license extending to the Territory to use the UIT Marks solely to promote, advertise, and market the Service and the Bundled UIT Products and in advertising and marketing materials thereof and on promotional, advertising, and marketing materials in connection with the Service. AT&T shall use such UIT Marks in accordance with the guidelines provided to AT&T by UIT. All such usage of UIT Marks shall be subject to UIT's prior written approvals, shall inure solely to the benefit of UIT and shall not create any rights, title or interest for AT&T in and to the UIT Marks. AT&T agrees to cooperate with UIT in facilitating UIT's monitoring and control of the use of the UIT Marks and to supply UIT with samples of use of the UIT Marks. Except for the UIT Marks, AT&T will be the owner of all marks used solely to distribute, promote, advertise and market the Service and the goodwill related thereto and all uses thereof shall inure solely to the benefit of AT&T.

8. PROPRIETARY RIGHTS

8.1     AT&T Proprietary Rights. Title to and ownership of all copies of AT&T
        -----------------------
WorldNet Software and AT&T Documentation, whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof prepared by AT&T and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of AT&T and its suppliers. UIT shall not take any action to jeopardize, limit or interfere in any manner with AT&T's ownership of and rights with

                             AT&T/UIT-Confidential
respect to the AT&T WorldNet Software and AT&T Documentation. UIT shall have only those rights in or to the AT&T WorldNet Software and AT&T Documentation granted to it pursuant to this Agreement. Nothing herein shall be deemed to affect UIT's ownership of or rights in or to any information developed or owned by, or made available by third parties to, UIT.

8.2     UIT Proprietary Rights. Title to and ownership of all copies of UIT
        ---------------------
Product and UIT Documentation, whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof prepared by UIT and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of UIT and its suppliers. AT&T shall not take any action to jeopardize, limit or interfere in any manner with UIT's ownership of and rights with respect to the UIT Product and UIT Documentation. AT&T shall have only those rights in or to the UIT Product and UIt Documentation granted to it pursuant to this Agreement. Nothing herein shall be deemed to affect AT&T's ownership of or rights in or to any information developed or owned by, or made available by third parties to, AT&T.

8.3     Proprietary Notices.
        -------------------

        8.3.1     NO Alteration of Notices. UIT and its employees and agents
                  ------------------------
shall not remove or alter any proper trademark, service mark, trade name, copyright, or other proprietary notices appearing on or in copies of AT&T WorldNet Software and AT&T Documentation delivered to UIT by AT&T and shall use the same notices in and on copies of UIT Products and AT&T Documentation made pursuant to Section 3.1 as are contained in and on such copies of the AT&T WorldNet Software and AT&T Documentation.


        8.3.2     Notice. Each portion of the AT&T WorldNet Software and AT&T
                  ------
Documentation reproduced by UIT or its Distributors shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by AT&T hereunder. UIT further agrees that, to the extent that UIT prepares any Derivative Works of UIT Products Incorporating, in whole or in part, the AT&T WorldNet Software as permitted by this Agreement it will include an appropriate copyright notice of AT&T.

9. CONFIDENTIAL INFORMATION AND DISCLOSURE

9.1     Confidential Information. Each party agrees to maintain all Confidential
        ------------------------
Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean confidential or proprietary technical or business Information, Including this Agreement, given by the discloser of the Information to the recipient of the Information. All Information which is disclosed by one party to the other in connection with this Agreement or received from the proprietary Alliance member website (whether orally, in writing or by any other means or media) shall automatically be deemed proprietary to the discloser of the Information and subject to this Agreement, unless otherwise confirmed in writing by the discloser of the Information. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information Including, without limitation, disclosing Confidential Information only to its employees and in the case of AT&T its Affiliates and in the case of UIT its Distributors (a) with a need to know to further permitted uses of such Information and (b) who are parties to appropriate agreements sufficient to comply with this Section 9, and (o) who are Informed of the nondisclosure/non-use obligations imposed by this Section 9, and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for 3 years following termination of this Agreement but shall not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving party: (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of Individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party.

                             AT&T/UIT-Confidential
for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; and (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

9.2     Member Information.  UIT agrees that all information concerning
        ------------------
customers who subscribe to the Service (including quantities or percentages of such Members who sign up through UIT Products) is the Confidential Information of AT&T. AT&T shall include in its quarterly reports pursuant to Section 6 the number of Delivered Members registered for the Service during the quarter in connection with which the quarterly report is issued.


10. REPRESENTATIONS AND WARRANTIES

10.1    No Warranty. EXCEPT AS MAY BE PROVIDED IN THE AT&T MEMBER AGREEMENT
        -----------
OR ANY END USER LICENSE AGREEMENT ASSOCIATED WITH THE AT&T WORLDNET SOFTWARE, AT&T MAKES NO REPRESENTATIONS OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE AT&T WORLDNET SOFTWARE OR ANY OTHER PRODUCT OR SERVICE RELATED THERETO. AT&T EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AT&T DOES NOT WARRANT, FOR EXAMPLE, THAT THE AT&T WORLDNET SOFTWARE OR ANY OTHER PRODUCT OR SERVICE RELATED THERETO IS ERROR-FREE OR THAT OPERATION OF THE AT&T WORLDNET SOFTWARE OR ANY PRODUCTS OR SERVICES RELATED THERETO WILL BE SECURE OR UNINTERRUPTED. THERE IS ALSO NO IMPLIED WARRANTY OF NONINFRINGEMENT: THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 11.

10.2    Netscape Representations and Warranties. UIT acknowledges that (i) the
        ---------------------------------------
AT&T WorldNet Software contains, as critical component thereof, a Netscape Navigator(TM) brand browser; (ii) representations and warranties are made by Netscape Communications Corp. ("Netscape") to AT&T in an agreement between Netscape and AT&T (the "AT&T/Netscape Agreement"); and (iii) AT&T has the right to fulfill any and all of its obligations to UIT under this Agreement by exercising its right under the AT&T/Netscape Agreement and securing performance of such obligations by Netscape.

10.3    Microsoft Representations and Warranties. UIT acknowledges that (i) the
        ----------------------------------------
AT&T WorldNet Software contains, as a critical component thereof, an Internet Explorer(TM) brand browser; (ii) representations and warranties are made by Microsoft Communications Corp. ("Microsoft") to AT&T in an agreement between Microsoft and AT&T (the "AT&T/Microsoft Agreement"); and (iii) AT&T has the right to fulfill any and all of its obligations to UIT under this Agreement by exercising its rights under the AT&T/Microsoft Agreement and securing performances of such obligations by Microsoft.

10.4    UIT Representations and Warranties. UIT warrants and represents to AT&T
        -----------------------------------
that: (i) UIT owns or has licensed, and will own or have licensed, the UIT Products and UIT Marks and all necessary Intellectual Property right therein, and has and will have the full power and authority to license and deliver copies of the UIT Products and, to UIT's knowledge, UIT Products do not contain Viruses.

                             AT&T/UIT-Confidential

10.5    Testing Representations Warranties. UIT represents and warrants that the
        ----------------------------------
Bundled UIT Product referenced in such notice: (i) is ready for release for general distribution; (ii) has been adequately and extensively tested; (iii) has been fixed to correct any major errors affecting its functionality which have been detected by UIT or its customers; (iv) is subject to ongoing support, error detection and correction; and (v) complies in all respects with the AT&T WorldNet Service Integration Check-List. AT&T shall have the right, but not the obligation, to participate in any such testing with UIT.

11. INDEMNIFICATION.

11.1   AT&T Indemnity.
       --------------

       11.1.1 Obligation. AT&T shall defend, indemnify and hold harmless UIT and
              ----------
its directors, officers, agents, employees and representatives, in any third party action for infringement by, or alleged infringement by, the AT&T WorldNet Software of any U.S. trademark or service mark, or any U.S. patent issued as of the Effective Date, any U.S. patent issued after the Effective Date or any copyright, or misappropriation of any trade secret by the AT&T WorldNet Software, and to pay any final judgments awarded or settlements entered into in any such action. UIT agrees that it shall notify AT&T of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of UIT. AT&T shall have sole control of the defense and/or settlement of any such suit, and UIT shall furnish to AT&T, upon request, Information available to UIT for such defense, and shall provide AT&T with such assistance in defending such suits as is requested by AT&T.

       11.1.2 Options. If UIT's use of the AT&T WorldNet Software under the
              -------
terms of this Agreement is, or in AT&T's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified above, then AT&T may, at its sole option and expense, either (i) procure for UIT the right to continue using such the AT&T WorldNet Software under the terms of this Agreement, or (ii) modify the AT&T WorldNet Software so that it is noninfringing and substantially equivalent in function to the enjoined AT&T WorldNet Software.

       11.1.3. Exceptions. The foregoing obligation of AT&T does not apply (i)
               ----------
with respect to versions of the AT&T WorldNet Software or portions or components thereof; (a) which are modified after shipment, if the alleged infringement relates to such modification, and if such modification was not authorized, expressly permitted or performed by AT&T; (b) which are combined with other products, processes or materials, if the alleged infringement relates to such combination and if AT&T did not authorize or expressly permit the combination; or (c) where UIT's use of the AT&T WorldNet Software is incident to an infringement not resulting primarily from the AT&T WorldNet Software or is not in accordance with the license granted under this Agreement or (ii) for use or distribution of AT&T WorldNet Software or the Service or the use of any AT&T Marks by UIT, outside the Territory or otherwise not in accordance with the terms and conditions of this Agreement.

       11.1.4 Netscape Indemnity. UIT acknowledges that (i) the AT&T WorldNet
              ------------------
Software contains, as a critical component thereof, a Netscape NavigatorTM Internet browser; (ii) certain indemnity obligations are made by Netscape to AT&T in the AT&T/Netscape Agreement; and (iii) AT&T has the right to fulfill any and all of its indemnity obligations to UIT under this Agreement by exercising its rights under the AT&T/Netscape Agreement and securing performance by Netscape.

       11.1.5 Microsoft Indemnity.  UIT acknowledges that (i) the AT&T WorldNet
              -------------------
Software contains, as a critical component thereof, an Internet ExplorerTM Internet browser; (ii) certain indemnity obligations are made by Microsoft to AT&T in the AT&T/Microsoft Agreement; and (iii) AT&T has the right to fulfill any and all of its indemnity obligations to UIT under this Agreement by exercising its rights under the AT&T/Microsoft Agreement and securing performance by Microsoft.

       11.1.6 Sole Liability. THE FOREGOING IS UIT'S SOLE AND EXCLUSIVE REMEDY
              --------------
WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL
PROPERTY.

                             AT&T/UIT-Confidential

RIGHTS BY THE AT&T WORLDNET SOFTWARE, THE SERVICE OR ANY AT&T MARKS, WHETHER UNDER THEORY OR INDEMNITY, WARRANTY OR OTHERWISE.

11.2  UIT Indemnity.
      -------------

      11.2.1  Obligation. UIT shall defend, Indemnify and hold harmless AT&T,
              ----------
its Affiliates, and their respective directors, officers, agents, employees and representatives, in any third party action for infringement by, or alleged infringement by, UIT Products, UIT Marks, or any modification of the AT&T WorldNet Software by UIT (when the Infringement or alleged infringement would not be present in the AT&T WorldNet Software standing alone, as provided by AT&T), of any U.S. Third Party Mark, or any U.S. patent issued as of the Effective Date, any U.S. patent issued after the Effective Date or any copyright, or misappropriation of any trade secret by the UIT Products, and any action by any party based on a claim related to (i) defective disks or defective duplication in copies of UIT Products distributed by UIT, or (ii) the UIT Website or the use thereof and to pay any final judgements awarded or settlements entered into in any such action, AT&T agrees that it shall notify UIT of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of AT&T. UIT shall have sole control of the defense and/or settlement of any such suit, and AT&T shall furnish to UIT upon request, information available to AT&T for such defense, and shall provide UIT with reasonable assistance.

      11.2.2  Sole Liability.  THE FOREGOING IS AT&TS SOLE AND EXCLUSIVE REMEDY
              --------------
WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY OR RELATED TO THE UIT PRODUCTS, THE UIT MARKS, OR ANY MODIFICATION OF THE AT&T WORLDNET SOFTWARE BY UIT AND ANY PRODUCTS OR SERVICES RELATED THERETO, WHETHER UNDER THEORY OF INDEMNITY, WARRANTY OR OTHERWISE.

12.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY (OR ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUPPLIERS, AGENTS, REPRESENTATIVES, DISTRIBUTORS OR AT&T AFFILIATES) BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY), OR FOR ANY CLAIM AGAINST THE OTHER PARTY BY ANY THIRD PARTY, EXCEPT AS PROVIDED IN SECTION 11 ENTITLED "INDEMNIFICATION." IN NO EVENT WILL EITHER PARTY (OR ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUPPLIERS, AGENTS, REPRESENTATIVES, DISTRIBUTORS OR AT&T AFFILIATES) BE LIABLE FOR (a) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY THE OTHER PARTY (OR ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUPPLIERS, AGENTS,
REPRESENTATIVES OR DISTRIBUTORS): (b) IN THE CASE OF AT&T. (i) FAILURE OF
THE AT&T WORLDNET SOFTWARE OR ANY PRODUCTS OR SERVICES RELATED THERETO TO PERFORM AS SPECIFIED HEREIN EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN, (ii) FAILURE OF THE AT&T WORLDNET SOFTWARE AND ANY PRODUCTS OR SERVICES RELATED THERETO TO PROVIDE SECURITY, OR (iii) ANY USE OF THE AT&T WORLDNET SOFTWARE OR ANY PRODUCTS OR SERVICES RELATED THERETO OR THE DOCUMENTATION FOR SAME OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE AT&T WORLDNET SOFTWARE OR ANY PRODUCTS OR SERVICES RELATED THERETO OR THE DOCUMENTATION FOR SAME. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH PARTY'S ENTIRE LIABILITY TO THE OTHER PARTY FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY SUCH PARTY OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), SHALL NOT EXCEED AN AMOUNT EQUAL TO THE AMOUNT PAID (AND

OBLIGATED TO BE PAID) BY AT&T UNDER THIS AGREEMENT, NOTHING IN THIS SECTION 12 SHALL BE DEEMED TO LIMIT OR EXPAND EITHER PARTY'S RIGHTS OR LIABILITY (I) UNDER
SECTION 11, (II) FOR INTELLECTUAL PROPERTY INFRINGEMENT OR MISAPPROPRIATION OF TRADE SECRETS BY EITHER PARTY OR (III) FOR BREACH OF SECTION 9 BY EITHER PARTY. IN ADDITION, THE FOREGOING PROVISIONS OF THIS SECTION 12 WILL NOT AFFECT EITHER PARTY'S LIABILITY, IF ANY, WITH RESPECT TO CONTRIBUTION OR INDEMNITY FOR THIRD PARTY CLAIMS FOR PERSONAL INJURY, DEATH, OR PHYSICAL DAMAGE TO PROPERTY.

13. TERM AND TERMINATION

13.1  Term. Unless sooner terminated under the provisions of this Section 13, or
      ----
otherwise rightfully terminated, this Agreement shall remain in effect for a period of one (1) year from the Effective Date.

13.2  Termination for Default. If either party defaults in any of its
      -----------------------
obligations under this Agreement, the non-defaulting party, at its option, shall have the right to terminate this Agreement by written notice unless, within 30 calendar days after receipt of written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of 30 calendar days, the defaulting party institutes within the 30 calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion.

13.3  Termination of Browser or Service. AT&T may terminate this Agreement on 60
      ---------------------------------
days' notice in the event AT&T determines to terminate all or a substantial part of the Service.

13.4  Effect on Rights.
      ----------------

     13.4.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

     13.4.2 Except as specified in Sections 13.5 and 13.6 below, upon termination or expiration of this Agreement, all licenses for AT&T WorldNet Software and its Documentation granted under this Agreement shall terminate.

     13.4.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright trade secrets, or propriety rights laws, rules or regulations.

13.5  Effect of Termination.  Within 30 calendar days after termination of this
      ---------------------
Agreement, each party shall, on request by the other party, either deliver to the other party or destroy all copies of the requesting party's Confidential Information, including (in the case of UIT) AT&T WorldNet Software and Documentation (except as provided in Section 13.6) and any other materials provided by the requesting party to the other party hereunder in its possession or under its control, and shall furnish to the requesting party a certificate signed by an officer of the other party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided UIT fulfills its obligations specified in this Agreement with respect to such items, UIT may continue to use and retain copies of the AT&T WorldNet Software and Documentation to the extent, but only to the extent, necessary to support and maintain UIT Products rightfully distributed to Ender Users by UIT prior to termination of this Agreement and UIT may exhaust its existing inventory in accordance with Section 5.8.

13.6  Continuing Obligations.
      ----------------------

     13.6.1 Other Continuing Obligations. In addition to the foregoing, all
            ----------------------------
other respective rights and obligations of AT&T and UIT which by their nature survive termination of this Agreement (including without

UIT-PPO-RJS-June 17, 1999

limitation under the provisions of Sections 3.3, 4.7, 6, 8, 9, 10, 11, 12 and
14) shall survive termination of this Agreement.

        13.6.2  Injunctive Relief.  Consistent with the protection of the rights
                ------------------
of the party seeking injunctive relief as permitted hereunder, any injunctive relief sought by either party to enforce the obligations of the other party under this Agreement shall be structured, to the greatest extent possible, in a manner that will maintain the business operations of the party on which any such relief is imposed.

14.  GENERAL PROVISIONS

14.1  Notices.  Any notice required or permitted hereunder shall be in writing
      --------
and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five business days after deposit in the U.S. mail, postage prepaid, when mailed by registered or certified U.S. mail, return receipt requested, or two (2) business days after being sent via overnight courier to the respective parties at the addresses first set forth above or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 14.1. Notices to AT&T shall be sent to the address set forth in the introductory paragraph to this Agreement, attention: Vice President, Law-Consumer Marketing Division. Notices at UIT shall be sent to the address set forth in the introductory paragraph to this Agreement, attention: Brian Shuster.

14.2  Waiver and Amendment.  The waiver by either party of a breach of or a
      ---------------------
default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of AT&T and UIT.

14.3  Assignment.
      -----------

      14.3.1  No Assignment.  Except as expressly provided herein, neither party
              --------------
may assign this Agreement without the prior written consent of the other party provided that either party may assign this agreement to any person or entity that acquires all or substantially all of that party's business. Such consent shall be in the sole discretion of the party requested to give consent. Any attempt to sublicense, assign or transfer (except as expressly provided herein) any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void.

      14.3.2  AT&T Restructuring.  By the provision of notice in accordance with
              -------------------
this Agreement, AT&T shall have the right to assign this Agreement and to assign its rights and delegate its obligations and liabilities under this Agreement either in whole or in part (an "Assignment") to any entity that is, or that was immediately preceding such Assignment (i) a current or former subsidiary, business unit, or division of AT&T; or (ii) an entity in which AT&T had an ownership interest. The notice of Assignment shall state the effective date thereof. Upon the effective date and to the extent of the Assignment, AT&T shall be released and discharged from all obligations and liabilities under this Agreement. Such Assignment, release and discharge shall be complete and shall not be altered by the termination of the affiliation between AT&T and the entity assigned rights or delegated obligations and liabilities under this Agreement.

14.4  Governing Law; Dispute Resolution.  This Agreement and all disputes
      ----------------------------------
hereunder shall be governed by the substantive law of the State of New York, without regard to the conflicts of law provisions therein, and the parties hereby expressly consent to be subject to the jurisdiction of the courts of the State of New York. In the event of a dispute regarding any matter under this Agreement which cannot be resolved by the parties, the dispute shall be referred to a Vice President of AT&T and a Vice President of UIT, who will attempt to resolve the dispute within 10 business days of such referral date. If such officers resolve the dispute they shall set forth in writing the resolution. If such officers are unable to resolve the dispute within such 10 business day period, the parties shall further seek to resolve the dispute pursuant

                            AT&T/UIT - Confidential

UIT-PPO-RJS-June 17, 1999

to arbitration as set forth below. All disputes hereunder which cannot be amicably resolved by the parties as described above, except those solely concerned with AT&T's intellectual property rights in the AT&T WorldNet Software or UIT's intellectual property rights in the Bundled UIT Product shall be settled exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in New York City, New York and shall be conducted by a single arbitrator who shall be a lawyer familiar with computer software development and license agreements. The decision of the arbitrator shall be final and binding upon the parties and may be enforced by either party in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The costs of the arbitration, including the fees and expenses of the arbitrator, will be shared equally by the parties unless the award otherwise provides. This provision shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction to the extent not prohibited by this Agreement.

14.5  Regulatory Compliance. The parties recognize that the Service may be
      ----------------------
subject to regulation by the Federal Communications Commission and/or state regulatory agencies. If any applicable regulation, whether now existing and hereafter enacted, requires a modification of this Agreement or the waiver of any right hereunder in order to market and offer UIT Products, and/or the Service as contemplated hereunder, the parties agree to take such reasonable actions as are required under the circumstances in order to accomplish the purposes of this Agreement. Each party shall comply with all requirements of applicable laws, ordinances, administrative rules and regulations in the performance of this Agreement, and shall take prompt action to remove or remedy any violation that occurs or is discovered during the Term of this Agreement.

14.6  RELATIONSHIP OF THE PARTIES. NO AGENCY, PARTNERSHIP, FRANCHISE, JOINT
      ----------------------------
VENTURE OR EMPLOYMENT IS CREATED AS A RESULT OF THIS AGREEMENT AND NEITHER UIT NOR ITS AGENTS HAVE ANY AUTHORITY OF ANY KIND TO BIND AT&T IN ANY RESPECT WHATSOEVER.

14.7  Severability. If the application of any provision or provisions of this
      -------------
Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, than (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

14.8  Force Majeure. Either party shall be excused from any delay or failure in
      --------------
performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

14.9  Expenses. Each party shall bear its own costs and expenses in connection
      ---------
with this Agreement, except as expressly provided herein.

14.10 Compliance with all Laws. Each party shall comply fully with all require
      ------------------------
ments of applicable laws, ordinances, administrative rules and regulations, including but not limited to those relating to the export of technical data, those of the United States Departments of State and Commerce and other applicable governmental agencies, and each party acknowledges that by virtue of certain security technology embedded in the AT&T WorldNet Software, the export of such software may not be legal. Further, each party agrees to comply with and require its Distributors to comply with rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the AT&T

                            AT&T/UIT - Confidential

WorldNet Software and Bundled UIT Products to a governmental agency, and ensure the inclusion of appropriate "Restricted Rights" or "Limited Rights" notices required by the U.S. government agencies.

14.11    Entire Agreement.  This Agreement, including the Attachments hereto,
         -----------------
constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by UIT, unless specifically agreed in writing by AT&T.

AUTHORIZED SIGNATURES

In order to bind the parties to this Agreement, their duly authorized representatives have signed their names below on the dates indicated. This Agreement shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

UNITED INTERNET TECHNOLOGIES, INC.            AT&T CORP.


By:    /s/ Brian Shuster                      By:    /s/ Dean Colantino
       --------------------------                    --------------------------
             Brian Shuster                                Dean Colantino

Title:         President                      Title: Director of Sales AT&T
       --------------------------                       WorldNet Service
                                                    ---------------------------

Date:   June 15-99                            Date:   6/29/99
       --------------------------                    --------------------------

                          Attachment A - UIT Products

                                  PlanetKids

                            AT&T/UIT - Confidential

                                 Attachment B

AT&T has created the concept of "Prominent Placement". Prominent Placement is when the AT&T WorldNet Software is integrated in a prescribed manner. This document outlines the rules for achieving this preferred status.


PROMINENT PLACEMENT PROFILE

The following is a list of required actions the vendor must take to achieve Prominent Placement.

 .  Install AT&T WorldNet(R) Service during your product installation

   Use supplied logo files for your splash screens, give it adequate visibility, and allow the user to install AT&T WorldNet Service software during your product install. Remember that our install might want the user to re-boot, so plan on making it install last.

 .  Embed the Registration Code

   This feature will auto-populate (invisible to the user) the registration code filed during registration.

   To embed the registration code, add the two lines indicated below in the mediaxx.ini file. This file will actually be called media95.ini or media31.ini for Win95 or Win3x installations respectively. This will allow auto-population of the registration code during registration. Note that it's just one registration code. If you were given a pair of codes (AT&T LD, and other LD Company), use the AT&T LD code pair. Note - after 5/1/97, we will only be issuing one code.

   Here is what you need to add (if they don't already exist) to the end of Media(31/95).ini file, replacing

   "XXXXXXXXX" with your assigned 9 character registration code:


   [Registration Server]
   RegCodesXXXXXXXXX

 . Create an icon in the program group that points to the AT&T WorldNet Service software install program on you CD. For Windows-95, also create a menu item under your heading.

   This will allow the user to subscribe later on, if they didn't want to during the initial install. If not done, the user would have to re-install your program in order to install AT&T WorldNet Service software. The icon must be the standard AT&T WorldNet shortcut icon, and the caption should say "install AT&T WorldNet(R) Service"

 .  Incorporate the electronic Marketing insert

   An electronic marketing insert is required for this program. If does come in two formats; paper and electronic. The marketing insert contains AT&T WorldNet Service warrantee information, your registration code, LD switch information, and simple user installation instructions.

   You must give the user the option to view it BEFORE starting the AT&T WorldNet install. It is possible that this "readme" file is already a part of AT&T WorldNets install (since we are working on it now). Please verify if it's been done before doing it again.

                            AT&T/UIT - Confidential